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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 29, 2015
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)
(818) 560-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) and (e) The Walt Disney Company (the “Company”) announced June 30, 2015, that it has appointed Christine M. McCarthy Senior Executive Vice President and Chief Financial Officer and has appointed Kevin A. Mayer Senior Executive Vice President and Chief Strategy Officer, each effective July 1, 2015.
Ms. McCarthy, 60, was appointed Treasurer of the Company in January 2000, and was appointed Executive Vice President, Corporate Finance and Real Estate in June 2005.
Mr. Mayer, 53, was appointed Executive Vice President, Corporate Strategy, Business Development and Technology in June 2005.
On June 29, 2015, the Company entered into an employment agreement with Ms. McCarthy (the “McCarthy Agreement”) and an employment agreement with Mr. Mayer (the “Mayer Agreement” and, with the McCarthy Agreement, the “Employment Agreements”), each with a stated term commencing as of July 1, 2015 and ending on June 30, 2019.
Ms. McCarthy will serve as Senior Executive Vice President and Chief Financial Officer of the Company under the McCarthy Agreement, and Mr. Mayer will serve as Senior Executive Vice President and Chief Strategy Officer under the Mayer Agreement. The Employment Agreements provide that Ms. McCarthy and Mr. Mayer will each receive an annual salary of $1,250,000, commencing as of July 1, 2015, and that for each year thereafter the annual salary for each of them will be determined by the Company in its sole discretion but shall not be less than $1,250,000. The Employment Agreements provide that Ms. McCarthy and Mr. Mayer are each eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan (currently, the Company’s Management Incentive Bonus Program) and that the Compensation Committee will set a target bonus each year of not less than 200% of the annual base salary for each of them as expected to be in effect at the end of the fiscal year. The actual amount payable as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable as an annual bonus may be less than, greater than or equal to the stated target bonus (and could be zero).
The Employment Agreements also provide that Ms. McCarthy and Mr. Mayer are entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company and that for each fiscal year during the term of the agreement, Ms. McCarthy and Mr. Mayer will be granted a long-term incentive award having a target accounting value of 2.5 times her or his annual base salary in effect at the time of the award, with the Compensation Committee of the Board retaining discretion to adjust the target value of the award in any fiscal year based on its evaluation of each executive’s respective performance and/or any economic, financial or market conditions affecting the Company. The awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as will be established for other executive officers of the Company in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award. The awards do not guarantee any minimum amount of compensation. The actual amounts payable in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Company’s stock. Accordingly, Ms. McCarthy or Mr. Mayer may receive compensation in respect of any such award that is greater or less than the stated target value, depending on whether, and to what extent, the applicable performance and other conditions are satisfied, and on the value of the Company’s stock.

Under the Employment Agreements, Ms. McCarthy and Mr. Mayer are entitled to participate in employee benefits and perquisites generally made available to executive officers of the Company.
Under the Employment Agreements, Ms. McCarthy’s or Mr. Mayer’s employment may be terminated by the Company for “cause,” which is defined to include gross negligence, gross misconduct, willful nonfeasance or a willful material breach of the Agreement.
Ms. McCarthy and Mr. Mayer have the right to terminate their respective employment for “good reason,” which is defined as (i) a reduction in any of their respective base salary, annual target bonus opportunity or annual target long-term incentive award opportunity (other than as adjusted by Compensation Committee as described above); (ii) removal from Ms. McCarthy’s position as Senior Executive Vice President and Chief Financial Officer or Mr. Mayer’s position as Senior Executive Vice President and Chief Strategy Officer, respectively; (iii) a material reduction in Ms. McCarthy’s or Mr. Mayer’s respective duties and responsibilities; (iv) the assignment to Ms. McCarthy or Mr. Mayer respectively of duties that are materially inconsistent with her or his position or duties or that materially impair her or his ability to function in her or his current position or any other position in which she or he is then serving; (v) relocation of Ms. McCarthy’s or Mr. Mayer’s respective principal office to a location that is more than 50 miles outside of the greater Los Angeles area; or (vi) a material breach of any provision of the Agreement by the Company. Following a change in control of the Company, as defined in the Company’s stock plans, good reason also includes any event that is a triggering event as defined in the plans. A triggering event is defined to include a termination of employment by the Company other than for “cause” or a termination of employment by the participant following a reduction in position, pay or other “constructive termination.”
Under the Employment Agreements, in the event that Ms. McCarthy’s or Mr. Mayer’s employment is terminated by the Company without “cause” or by Ms. McCarthy or Mr. Mayer for “good reason,” Ms. McCarthy and Mr. Mayer respectively will be entitled to termination benefits, which include the following: (i) a lump sum payment of the base salary that would have been payable over the remaining term of the Agreement; (ii) a pro-rated bonus for the year of termination (any prior-year bonus not yet paid at time of termination is also paid); and (iii) Ms. McCarthy’s or Mr. Mayer’s respective outstanding unvested stock options and outstanding unvested restricted stock unit awards that could vest in accordance with their scheduled vesting provisions if their respective employment had continued through the remaining term of their respective Employment Agreement will be eligible to vest at the same time and subject to the same performance conditions as though she or he continued in the Company’s employ through the end of the term, and all stock options shall remain exercisable to the same extent as if Ms. McCarthy’s or Mr. Mayer’s respective employment had continued through the term of the Agreement. However, the Agreement provides that, unless necessary to preserve the tax deductibility of the compensation payable in respect of restricted stock units, the Company will waive any performance conditions related to performance in future fiscal years that were imposed primarily to permit the Company to claim a tax deduction for the compensation payable in respect of such units.
To qualify for the foregoing cash severance benefit, pro-rated bonus (and prior-year bonus, if not already paid), opportunity to vest in unvested equity awards and extended exercisability of stock options following an involuntary termination by the Company without cause, or a termination by Ms. McCarthy or Mr. Mayer for good reason, Ms. McCarthy or Mr. Mayer, respectively, must execute a release in favor of the Company and agree to provide the Company with certain consulting services for a period of six months after her or his termination (or, if less, for the remaining term of the respective Employment Agreement). Additionally, during the period of these consulting services, Ms. McCarthy or Mr. Mayer, respectively, must also agree not to provide any services to entities that compete with any of the Company’s business segments.

The foregoing description is qualified by reference to the terms of the McCarthy Agreement and the Mayer Agreement, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 10.1	Employment Agreement dated as of July 1, 2015 between the Company and Christine M. McCarthy

Exhibit 10.2	Employment Agreement dated as of July 1, 2015 between the Company and Kevin A. Mayer

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: June 30, 2015